EXHIBIT (J)(2)

            [LETTERHEAD OF WILMER CUTLER PICKERING HALE AND DORR LLP]

April 29, 2005

Kobren Insight Funds
20 William Street
P. O. Box 9135
Wellesley Hills, MA 02481-9135

      Re:   Post-Effective Amendment No. 20 to
            Kobren Insight Funds'
            Registration Statement on Form N-1A
            (File Nos. 333-12075; 811-07813)

Ladies and Gentlemen:

      As counsel to Kobren Insight Funds (the "Trust"), we have reviewed post-effective amendment no. 20 to the Trust's Registration Statement on Form N-1A (the "Amendment") prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

      We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Yours very truly

WILMER CUTLER PICKERING
HALE AND DORR LLP


By: /S/ LEONARD A. PIERCE
    -----------------------------------
    Leonard A. Pierce, Partner